Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rich Uncles NNN REIT, Inc.

We consent to the inclusion in the foregoing Registration Statement of Rich Uncles NNN REIT, Inc. on Form S-11/A Amendment No.2 to Post-Effective Amendment No. 2. Registration No. 333-205684, of out report dated February 25, 2016, relating to our audit of the balance sheet as of December 31, 2015, and the related statement of operations, changes in stockholders’ equity, and cash flows for the period from May 13, 2015 (inception) to December 31, 2015.

/s/ Anton & Chia, LLP

Newport Beach, California

April 17, 2017